UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2015, United Development Funding IV (the “Registrant”) held its 2015 Annual Meeting of Shareholders. At the meeting, the Registrant’s shareholders voted on the following proposals: (i) to elect five trustees, each to hold office for a one-year term expiring at the Registrant’s Annual Meeting of Shareholders to be held in 2016 and until his on her successor is duly elected and qualifies; and (ii) to ratify the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2015. The two proposals are described in detail in the Registrant’s definitive proxy statement, dated May 7, 2015, as filed on Schedule 14A on May 7, 2015.

Both proposals were approved by the Registrant’s shareholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five trustees, each to hold office for a one-year term expiring at the Registrant’s Annual Meeting of Shareholders to be held in 2016 and until his or her successor is duly elected and qualifies:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Hollis M. Greenlaw	7,843,731.300	179,575.231	0
Phillip K. Marshall	7,848,867.652	174,438.879	0
J. Heath Malone	7,844,440.300	178,866.231	0
Steven J. Finkle	7,852,137.652	171,168.879	0
Stacey H. Dwyer	7,817,373.300	205,933.231	0

Proposal 2. To ratify the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
25,020,462.000	188,271.331	458,266.900	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: June 26, 2015	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer